UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 15, 2012

CARDINAL FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-24557 (Commission File Number)	54-1874630 (I.R.S. Employer Identification No.)

8270 Greensboro Drive, Suite 500 McLean, Virginia (Address of principal executive offices)	22102 (Zip Code)

Registrant’s telephone number, including area code:  (703) 584-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2012, the Board appointed Steven M. Wiltse as director of the Company, effective immediately.  Mr. Wiltse will stand for election as a director at the Annual Meeting for a term expiring at the 2013 Annual Meeting of Shareholders.  The Company has not determined the committee(s) to which he will be named.

Item 5.03.                                          Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On February 15, 2012, in connection with the foregoing event and the previously-announced retirements of George P. Shafran and Alan G. Merten from the Board effective as of the date of the Annual Meeting, the Board authorized an amendment to the Company’s bylaws (the “Bylaws”), effective immediately.  The amendment revised Section 2.2 of the Bylaws to increase the number of directors from eleven (11) to twelve (12) from February 15, 2012 through the date of the Annual Meeting and thereafter to decrease the number of directors from twelve (12) to ten (10).

The text of the amendment to the Bylaws is attached as Exhibit 3.1 to this report.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

3.1	Amendment to the Bylaws of the Company
99.1	Press Release Announcing the Appointment of Steven M. Wiltse to the Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL FINANCIAL CORPORATION
(Registrant)

Date: February 22, 2012	By:	/s/ Mark A. Wendel
Mark A. Wendel
Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

3.1	Amendment to the Bylaws of the Company
99.1	Press Release Announcing the Appointment of Steven M. Wiltse to the Board of Directors